EXHIBIT 3.01

ARTICLES OF INCORPORATION OF LEGACY HOLDINGS, INC.

RESTATED CERTIFICATE OF INCORPORATION OF
LEGACY HOLDING, INC.

Adopted in Accordance with the Provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware

Owing to the numerous Certificates of Amendment of the Articles or Certificate of Incorporation and Restated  Certificate of Incorporation over the last thirty-nine years of corporate history, and the designation of rights and preferences of Class A Preferred Sock, the Board of Directors deems it in the best of the shareholders to file a Restated Certificate of Incorporation, so that the shareholders and the general market can see in one document the effective articles and provision of the Corporations Certificate of Incorporation. Legacy Holding, Inc. originally incorporated ire the state of Delaware on July 25, 1967 under the name of Federal Data Processing Corporation.

I.  The Certificate of Incorporation of the Corporation is hereby restated a follows:

ARTICLE I

The name of the corporation is Legacy Holding, Inc.

ARTICLE II

The address of the corporation’s registered office in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The Corporation Trust Company is the corporation's registered agent at that address.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

The corporation shall be authorized to issue 40,000,000 shares of common stock of the par value of $.15 per share and 10,000,000 shares of preferred stock of the par value of $.01 per share.

Of the 10,000,000 preferred shares authorized, the Board has established a series of Class A Preferred Stock consisting of 5,000,000 shares. Class A stock entitles the holder to vote one thousand shares at any meeting of the Corporation for each share of Class A stock. Class A preferred shares have no other preferences over the common shares.

The Board of Directors is authorized to cause the issuance, from time to time, additional Preferred Stock, and one or more series thereof, for a proper purpose without shareholders approval, except where, because of the particular circumstances under which any of such shares shall be issued, shareholder approval is required by Law. Each series of Preferred Stock shall he distinctly titled and shall consist of the number of shares designated by the Board of Directors. The Board of Directors is expressly vested with the right to determine, with respect to the Preferred Stock and each series thereof, the following: (a) whether such shares shall be granted voting rights, and if so, to what extent, and upon what terms and conditions; (b) the rates and times at which, and the terms and conditions on which, dividends on such shares shall be paid and any dividend rights to cumulation; (c) whether such shares shall be granted conversion rights, and if so, upon what terms and conditions; (d) whether the corporation shall have the right to redeem such shares, and if so, upon what terms and conditions; {e} the liquidation rights (if any) of such shares, including whether such shares shall enjoy any liquidation preference over the Common Stock; and (f) such other designations, preferences, relative rights and limitations (if any) attaching to such shares of Preferred Stock.

ARTICLE V

    The Board of Directors shall have the power to make, alter or repeal the by-laws of the Corporation.

ARTICLE VI

    The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

ARTICLE VII

    Whenever a compromise or arrangement is proposed between his corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, an court of equitable Jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provision of Section 291 of title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholder or class of stockholders, of this corporation, as the case my be, and also on this corporation.

ARTICLE VIII

    No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction for which the director derived an improper personal benefit. Neither the amendment or repeal of this Article 8 nor the adoption of any provision of the Certificate of incorporation inconsistent with this Article 8 in respect of any matter occurring, or any suit, claim or cause of action that but for this Article 8 would accrue or arise, prior to such amendment, repeal or adopt on of an inconsistent provision.

II. The amendments to the Certificate of Incorporation of the Corporation and their restatement herein were authorized in accordance with Sections 242 and 245 and other applicable sections of the General Corporation Law by the written consent of all the directors of the corporation pursuant and the written consent of the stockholders entitled to vote thereon, pursuant to Section 228 of the General Corporation Law.

III.  In connection with the foregoing, the Corporation hereby effects a 600 to 1 reverse split of its common stock.

IN WITNESS WHEREOF, I have signed this Certificate and caused the corporate seal of the corporation to be affixed this 25th day of May, 2007.

LEGACY HOLDING, INC .
/s/ Wayne Mower (President)
                                  Waynr Mower, President

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under the by the virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: that a meeting of the Board of Directors of Legacy Holding, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the article thereof numbered “IV” so that, as amended, said Article shall be read as follows:

The corporation is increasing the authorized common shares to 100,00,000 with a par value of $.001 and eliminating all classes of preferred shares.

SECOND: That thereafter, pursuant to the resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by the statute were voted in favor of the amendment.

THIRD:      That the said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused the certificates to be signed this 12th day of July 2007.

                                                            By: (signed) Wayne Mower

                                                            Authorized officer
                                                            Title: President
                                                            Name Wayne Mower

P77.F
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and the by the virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That a meeting of the Board of Directors of Legacy Holding, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “IV” so that, as amended said article shall be read as follows:

The Corporation is increasing the authorized common shares to 100,000,000 with a par value of $.001 and eliminating all classes of preferred shares.

SECOND: That thereafter, pursuant to the resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by the statute were voted in favor of the amendment.

THIRD: That the said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused the certificates to be signed this 12th day of July 2007.

By: /s/ Wayne Mower

                                                            Authorized officer
                                                            Title President
                                                            Name: Wayne Mower